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Exhibit 23.1

CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 of Vantage Energy Services, Inc. and to the inclusion therein of our report dated November 6, 2006, with respect to the financial statements of Vantage Energy Services, Inc. as of October 31, 2006, and for the period from inception (September 8, 2006) to October 31, 2006.

/s/ UHY LLP

Houston, Texas
November 9, 2006

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CONSENT OF UHY LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM